SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]                 Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

JENNIFER CONVERTIBLES, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JENNIFER CONVERTIBLES, INC.
419 Crossways Park Drive
Woodbury, New York 11797

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 6, 2007
___________________

Dear Stockholders:

     The 2007 Annual Meeting of Stockholders of Jennifer Convertibles, Inc. will be held at the Holiday Inn, 215 Sunnyside Blvd., Plainview, New York 11803 at 10:00 a.m., Eastern Time on Tuesday, February 6, 2007, for the following purposes:

1.	To elect a Board of Directors to serve until the 2008 Annual Meeting of Stockholders;

2.	To ratify the appointment of Eisner LLP as our independent registered public accountants for the fiscal year ended August 25, 2007;

3.	To consider and act upon a proposal to adopt our 2006 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on December 18, 2006, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. A complete list of our stockholders as of the record date will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours on or after February 23, 2007 at the our principal executive offices, 419 Crossways Park Drive, Woodbury, New York, and at the place of the meeting, and will be available for inspection during the meeting by any stockholder in attendance. Our transfer books will not be closed.

     The foregoing items of business are more fully described in the proxy statement that is attached hereto and a part of this notice.

     The Board of Directors unanimously recommends that you vote FOR all of the proposals.

By Order of the Board of Directors

/s/ Harley J. Greenfield

Harley J. Greenfield
Chairman and Chief Executive Officer

December 21, 2006
Woodbury, New York

JENNIFER CONVERTIBLES, INC.
419 Crossways Park Drive
Woodbury, New York 11797

___________________________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
___________________________________

February 6, 2007

INTRODUCTION

     This proxy statement and the accompanying proxy is furnished in connection with the solicitation by the Board of Directors of Jennifer Convertibles, Inc., a Delaware corporation (sometimes referred to in this proxy statement as the “Company” or “Jennifer Convertibles”), of proxies for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Holiday Inn, 215 Sunnyside Blvd., Plainview, New York 11803 at 10:00 a.m., Eastern time, on February 6, 2007, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. We intend to mail this proxy statement and the accompanying proxy card on or about January 3, 2007 to all stockholders entitled to vote at the Annual Meeting. The Annual Report to Stockholders for the fiscal year ended August 26, 2006 is being mailed with this proxy statement, but does not constitute a part hereof.

PROCEDURES AND SOLICITATION

YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. A return envelope (postage paid if mailed in the United States) is enclosed for that purpose.

METHODS OF VOTING

     You may vote by signing and returning the enclosed proxy card or by voting in person at the meeting. If you send in a proxy card, and also attend the meeting in person, the proxy holders will vote your shares as you instructed on your proxy card, unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING A PROXY

You may revoke your proxy by:

  signing and returning another proxy card at a later date;

  sending written notice of revocation to the Secretary at our offices, located at 419 Crossways Park Drive, Woodbury, NY 11797; or

  informing the Secretary and voting in person at the meeting.

     To be effective, a later-dated proxy or written revocation must arrive at our corporate offices before the start of the meeting.

PROXY SOLICITATION

     We are soliciting the enclosed proxy card on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our directors, officers and employees may solicit proxies by telephone or fax. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock. No additional compensation will be paid for such solicitation.

HOW PROXY CARDS ARE VOTED

     The proxy holders named on the proxy card are Harley J. Greenfield, our Chairman and Chief Executive Officer, and Rami Abada, our President, Chief Financial Officer, Chief Operating Officer and a director. The proxy holders will vote shares according to the stockholder instructions on the proxy card. If a signed proxy card does not contain instructions, then the proxy holders will vote the shares FOR the election of the director nominees listed on the card; FOR ratifying the appointment of Eisner LLP as our independent registered public accountants for the fiscal year ending August 25, 2007; FOR adopting our 2006 Equity Incentive Plan; and in their discretion, on any other business that may properly come before the meeting.

QUORUM AND VOTES REQUIRED

     A majority of the votes of outstanding shares of common stock represented at the Annual Meeting in person or by proxy constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner.

     Directors are elected by a plurality of votes cast, so the five nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold authority as directed in the proxy card. Abstention and broker non-votes will count neither for nor against election.

     The proposal to ratify the appointment of the independent registered public accountants for the fiscal year ending August 25, 2007 and to adopt our 2006 Equity Incentive Plan requires the affirmative vote of a majority of shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Because abstentions are treated as shares present or represented and entitled to vote, abstentions with respect to this proposal will have the same effect as a vote against the proposal. Broker non-votes are not deemed to be present and represented and entitled to vote, and therefore will have no effect on the outcome of the vote.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

     Holders of common stock at the close of business on the record date of December 18, 2006 (the “Record Date”) are entitled to vote at the meeting.

     As of the close of business on December 18, 2006, there were 6,831,443 shares of common stock outstanding.

     Each share of common stock is entitled to one vote.

DISSENTERS’ RIGHTS

     Under Delaware law, stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 18, 2006, information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the owner of more than five percent of our common stock, (b) each of our directors, (c) each of the named executive officers, and (d) all directors and executive officers and executive employees as a group. Information as to David A. Belford, Kenneth S. Grossman and Hans J. Klaussner and Klaussner Furniture Industries, Inc. is based on Schedules 13D filed by such persons or groups and information as to M. Shanken Communications, Inc., Navon VII LLC and Nissan Aboodi is based on a Schedule 13G filed by such entity:

	Amounts and Nature of		Percent of Class
Name and Address of Beneficial Owner	Beneficial Ownership (1)		(%)
Harley J. Greenfield (2)	1,598,324	(3)	19.7
Edward B. Seidner (2)	732,883	(4)	10.6
Estate of Fred J. Love (2)	385,662	(5)(6)	5.6
Jara Enterprises, Inc. (a related private company) (2)	93,579	(6)	1.4
David A. Belford (7)	394,000	(7)	5.8
Kenneth S. Grossman (8)	398,500	(8)	5.7
M. Shanken Communications, Inc. (9)	587,771	(9)	8.6
Edward G. Bohn (10)	104,500	(10)	1.5
Kevin J. Coyle (11)	111,250	(11)	1.6
Leslie Falchook (12)	27,600	(12)	0.4
Rami Abada (2)	853,001	(13)	11.2
Kevin Mattler (14)	30,000	(14)	0.4
Hans J. Klaussner and Klaussner Furniture Industries, Inc. (15)	943,230	(15)	12.1
Mark Berman (16)	98,000	(16)	1.4
Nissan Aboodi (17)	529,500	(17)	7.8
All directors and executive officers and executive employees as a
group (eight (8) persons) (2)(10)(11)(12)(14)(16)	3,555,558	(3)(4)(10)(11)	38.2
		(12)(13)(14)(16)
____________________

(1)	All of such shares are owned directly with sole voting and investment power, unless otherwise noted below.

(2)	The address of Messrs. Greenfield, Abada and Seidner is c/o Jennifer Convertibles, Inc., 419 Crossways Park Drive, Woodbury, New York 11797. The address of the estate of Fred J. Love and Jara Enterprises, Inc. is1514 Northern Blvd., Manhasset, New York 11030. Mr. Greenfield and the deceased Mr. Love are brothers-in-law.

(3)	Includes (a) 297,329 shares of common stock, (b) 300,000 shares of common stock underlying options to acquire convertible preferred stock granted to Mr. Greenfield by Klaussner and (c) 1,000,995 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. See “Executive Compensation.”

(4)	Includes (a) 632,883 shares of common stock and (b) 100,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.

(5)	Includes (a) 93,579 shares of common stock owned by a related private company of which the estate of Mr. Love has sole voting and dispositive power and (b) 292,083 shares of common stock owned directly by the estate of Mr. Love.

(6)	All of the shares are beneficially owned by the estate of Mr. Love, the sole stockholder of a related private company, of which, Jane Love, Mr. Greenfield’s sister, is currently serving as the Interim President. Includes shares of our common stock owned by three of such private company’s wholly owned subsidiaries.

(7)	The address of David A. Belford is 2097 S. Hamilton Road, Suite 200, Columbus, Ohio 43232.

(8)	Includes (a) 248,500 shares of common stock and (b) 150,000 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date. The address of Kenneth S. Grossman is 18 Norfolk Rd., Great Neck, New York 11020.

(9)	The address of M. Shanken Communications, Inc. is 387 Park Avenue South, New York, New York 10022.

(10)	Includes (a) 4,500 shares of common stock and (b) 100,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Edward G. Bohn is c/o 419 Crossways Park Drive, Woodbury, New York 11797.

(11)	Includes (a) 11,250 shares of common stock and (b) 100,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Kevin J. Coyle is c/o 419 Crossways Park Drive, Woodbury, New York 11797.

(12)	Includes 27,600 shares of common stock. The address of Leslie Falchook is c/o 419 Crossways Park Drive, Woodbury, New York 11797.

(13)	Includes (a) 53,001 shares of common stock. and (b) 800,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.

(14)	Includes 30,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Kevin Mattler is c/o 419 Crossways Park Drive, Woodbury, New York 11797.

(15)	Includes (a) 924,500 shares underlying convertible preferred stock in connection with Klaussner’s $5,000,000 investment and (b) 18,730 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. Based on information contained in the Schedule 13D filed by Klaussner and its owner, Hans J. Klaussner, Mr. Klaussner is the sole stockholder of the parent company of Klaussner and, accordingly, may be deemed the beneficial owner of the shares owned by Klaussner. The principal address of Klaussner is 405 Lewallen Street, Asheboro, North Carolina 27203. Hans J. Klaussner’s address is 7614 Gegenbach, Germany.

(16)	Includes (a) 27,000 shares of our common stock held directly by Mr. Berman; (b) 16,000 shares of our common stock held by Mr. Berman’s wife; (c) 2,000 shares of our common stock held under a Money Purchase Keogh f/b/o Mark Berman by CWAI Consultants Corp.; (d) 3,000 shares of our common stock held under a Profit Sharing Keogh f/b/o Mark Berman by CWAI Consultants Corp.; and (e) 50,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Mark Berman is c/o 419 Crossways Park Drive, Woodbury, New York 11797.

(17)	Includes (a) 400,000 shares of our common stock held by Navon VII LLC of which Mr. Aboodi has shared voting and dispositive power and (b) 129,500 shares of common stock held under Delaware Charter G&T Co TR Nissim Aboodi of which Mr. Aboodi has shared voting and dispositive power. Based on information contained in the Schedule 13G filed by the aforementioned entities and Nissan Aboodi, Mr. Aboodi is deemed the beneficial owner of the shares owned. The principal address of Nissan Aboodi is 1700 Broadway – 17th Floor, New York, NY 10019.

MANAGEMENT

Board of Directors

     Our Certificate of Incorporation and Bylaws provide for our business to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of five members. Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next annual meeting at which their successors are duly elected by the stockholders.

Name	Age	Position(s) with the Company
Harley J. Greenfield	62	Director, Chairman of the Board and Chief Executive Officer
Edward G. Bohn	61	Director
Kevin J. Coyle	62	Director
Rami Abada	47	Director, President, Chief Operating Officer and Chief Financial Officer
Mark Berman	43	Director

     Our Board of Directors has determined that the following members of the Board qualify as independent under the definition promulgated by the American Stock Exchange: Edward G. Bohn, Kevin J. Coyle and Mark Berman.

Harley J. Greenfield

     Mr. Greenfield has been our Chairman of the Board and Chief Executive Officer since August 1986 and was our President from August 1986 until December 1997. Mr. Greenfield has been engaged for more than 30 years in the furniture wholesale and retail business and was one of the co-founders of the private company that established the Jennifer Convertibles concept in 1975. Mr. Greenfield is a member of the New York Home Furnishings Association.

Edward G. Bohn

     Mr. Bohn has been a member of our Board of Directors since February 1995. In March 2001, Mr. Bohn was appointed Chief Financial Officer of Nova Corp., a company that constructs and manages the construction of data centers serving the telecommunications (Internet) industry both domestically and internationally, after having been a director and consultant since December 1999. Since September 1994, he has also operated as an independent consultant in financial and operational matters. He was a Director of Nuwave Technology, Inc., a video enhancement firm, from July 1995 to September 2003. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio, including from March 1993 to March 1994, as Senior Vice President-Special Projects; and from March 1991 to March 1993, as Chief Financial Officer and Treasurer/Vice President of Finance. Prior to March 1991, he was Vice President of Finance and Treasurer. Prior to Emerson Mr. Bohn held positions as an Officer and Assistant Controller of Jersey Central Power and Light, was Coordinator of Internal Auditing for the GPU System, controller of a multi million dollar food manufacturing company, and held various positions in a public accounting firm. He has a B.S. from Fairleigh Dickinson University and is a Member of New Jersey State Society of Certified Public Accountants.

Kevin J. Coyle

     Mr. Coyle was appointed as a member of our Board of Directors in February 1995. Mr. Coyle has been a certified public accountant specializing in litigation support since 1972. From January 2000 to July 2004, Mr. Coyle served as the Chief Financial Officer of Fresh Direct LLC, a company that sells perishable food products directly to consumers over the Internet. In July 2004, Mr. Coyle retired from Fresh Direct and has resumed his specialization in litigation support. Mr. Coyle graduated from Queens College with a B.S. in accounting and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Rami Abada

     Mr. Abada became our President and a member of our Board of Directors in December 1997, has been our Chief Operating Officer since April 1994 and became our Chief Financial Officer in September 1999. Mr. Abada was our Executive Vice President from April 1994 to December 1997. Prior to joining us, Mr. Abada had been employed by a related private company since 1982.

Mark L. Berman

      Mr. Berman was appointed a member of our Board of Directors in May 2003. Currently, Mr. Berman is Co-CEO of Laundry Capital, LLC, a specialty retail holding company that owns and operates the largest (by revenue) chain of laundry superstores in U.S, and is a Managing Partner of WRB Capital Group, LLC, a real estate and alternative investment firm. From March 2002 through August 2005, Mr. Berman was Managing Partner of Liquid Realty Partners, a buy-side investment firm managing $160 million in equity capital that specialized in acquiring limited partnership interests on a secondary basis in the private real estate fund market. In 1994, Mr. Berman co-founded Trinad Partners, Inc., a boutique merchant-banking firm, where he focused on mid-market leveraged buyout and growth equity investments. Prior to that, Mr. Berman was an M&A attorney with Skadden, Arps, Slate, Meagher & Flom. Mr. Berman has a J.D. from New York University School of Law and a B.S. in Business Administration from the State University of New York at Albany.

THE BOARD AND ITS COMMITTEES

Committees and Meetings

     Our directors are elected at the Annual Meeting and hold office until their successors are elected and qualified. Our officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

     The Board of Directors held seven meetings during the 2006 fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member held during the period in which he served as a director or committee member, as applicable. The Board of Directors has adopted a policy pursuant to which each member of the Board of Directors is strongly encouraged to attend each annual meeting of our stockholders. All of the directors who had been serving on our Board of Directors at the time of our 2006 annual meeting of stockholders attended such annual meeting.

     Compensation and Option Committee. Our Compensation and Option Committee currently has three members, Edward Bohn, Kevin Coyle and Mark Berman. Our Compensation and Option Committee administers our 2003 Stock Option Plan and reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Messrs. Bohn, Coyle and Berman qualify as independent under the definition promulgated by the American Stock Exchange. During the fiscal year ended August 26, 2006, the Compensation and Option Committee held one meeting. Please also see the report of the Compensation and Option Committee set forth elsewhere in this proxy statement.

      Audit Committee. The Board of Directors has a separately designated standing Audit Committee that consists of Mark Berman, Edward Bohn (Chairman) and Kevin Coyle. During the fiscal year ended August 26, 2006, the Audit Committee held eleven meetings. The Board of Directors has adopted and amended a written charter for the Audit Committee. Pursuant to our written Audit Committee Charter, the Audit Committee is empowered to retain and terminate the services of our independent registered public accountants and review the independence of such registered public accounting firm. The Audit Committee also reviews financial statements, the scope and results of annual audits and the audit and non-audit fees of the independent registered public accountants. Furthermore, the committee reviews the adequacy of our internal controls and procedures, the structure of our financial organization and the implementation of our financial and accounting policies, and monitors our transactions with the related private company. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and the American Stock Exchange, as such standards apply specifically to members of audit committees. The Board has determined that each of Messrs. Bohn and Coyle is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

     A copy of the Audit Committee Charter was distributed as a Supplement as Annex A to the Proxy Statement for the 2005 Annual Meeting of Stockholders.

     Nominating and Governance Committee. Our Nominating and Governance Committee has three members, Mark Berman, Edward Bohn and Kevin Coyle. This committee’s role is to make recommendations to the full Board of Directors as to the size and composition of the Board of Directors and to make recommendations as to particular nominees. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by the American Stock Exchange. The Nominating and Governance Committee did not hold any meetings during fiscal 2006.

     The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. As set forth in the Nominating and Governance Committee Charter, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Stockholders, it must follow the procedures described under the heading “Stockholder Proposals.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the members of the Nominating and Governance Committee by mail at 419 Crossways Park Drive, Woodbury, New York 11797.

     A copy of the Nominating and Governance Committee Charter was attached as Appendix A to the Proxy Statement for the 2005 Annual Meeting of Stockholders.

Stockholder Communications to the Board

     Generally, stockholders who have questions or concerns should contact our investor relations firm, Radcliffe & Associates, at 212-605-0201. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions to the non-employee Board members via e-mail at boardofdirectors@jenniferfurniture.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation paid for the fiscal years ended August 26, 2006, August 27, 2005 and August 28, 2004, or such shorter period as such employees were employed by us, to those persons who were either (a) the chief executive officer as of August 26, 2006 or (b) one of our four other most highly compensated executive officers or executive employees as of August 26, 2006 whose total annual salary and other compensation exceeded $100,000 (collectively with the Chief Executive Officer, the “Named Executive Officers”).

		Annual Compensation				Long-term compensation
						Awards	Payouts
						Securities
						Underlying
						options/		All other
Name and principal position	Year	Salary		Bonus		SARs		compensation
		($)		($)		(#)		($)
(a)	(b)	(c)		(d)		(e)		(f)
Harley J. Greenfield,	2006	467,682	(1)	181,185	(1)(3)	—		0
Chairman of the Board and	2005	386,749	(1)	4,865	(1)	233,333 (4)		0
Chief Executive Officer	2004	440,700	(1)	—		—		0

Rami Abada, President,	2006	576,017	(2)	181,185	(2)(3)	—		0
Chief Operating Officer and	2005	367,288	(2)	4,865	(2)	—		0
Chief Financial Officer	2004	542,800	(2)	—		—		0

Edward B. Seidner,	2006	300,000		—		—		0
Executive Vice President	2005	279,765		—		—		0
	2004	300,000		—		—		0

Kevin Mattler,	2006	151,000		23,022		—		0
Senior Vice President—Store	2005	146,359		23,139		—		0
Operations	2004	131,000		20,582		—		0

Leslie Falchook	2006	116,000		1,250		—		0
Senior Vice President—	2005	116,000		1,000		—		0
Administration	2004	116,000		—		—		0
____________________

(1)	On August 15, 1999, we entered into a five-year renewable employment agreement with Mr. Greenfield under which Mr. Greenfield is entitled to a base salary of $400,000, subject to certain cost-of-living increases, and incentive bonuses based on our earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenues. The agreement automatically renews annually and is cancelable on six months notice by either party. On November 7, 2004, Mr. Greenfield voluntarily agreed to reduce his annual salaries by $90,700. Effective August 28, 2005, he began receiving his salaries at the pre-reduction level noted above.

(2)	On August 15, 1999, we entered into a five year renewable employment agreement with Mr. Abada under which Mr. Abada is entitled to a base salary of $400,000 for the first three years and $500,000 thereafter, subject to certain cost-of-living increases, incentive bonuses based on EBITDA and revenues, and stock options to purchase an aggregate of 300,000 shares of our common stock at an exercise price of $3.51 per share. The agreement automatically renews annually and is cancelable on six months notice by either party. On November 7, 2004, Mr. Abada voluntarily agreed to reduce his annual salaries by $192,800. Effective August 28, 2005, he began receiving his salaries at the pre-reduction level noted above.

(3)	As of August 26, 2006, $168,704 of this amount was accrued, but not yet paid.

(4)	On November 11, 2004, Mr. Greenfield was granted options to purchase an aggregate of 233,333 shares of our common stock at an exercise price of $3.52 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table provides information regarding the exercise of options by each of the named executive officers during the 2006 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of August 26, 2006 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock.

			Number of Securities
	Shares		Underlying				Value of Unexercised
	Acquired on	Value	Unexercised Option at				In-the-Money Options
	Exercise	Realized	August 26, 2006 (%)				at August 26, 2006 ($) (1)
Name	($)	($)	Exercisable		Unexercisable		Exercisable	Unexercisable
			Shares	%	Shares	%
Harley J. Greenfield
(2)(3)(6)(9)(12)	N/A	N/A	1,000,995	37.6	0	0.0	2,371,189	$0
Rami Abada (3)(4)(5)(7)(10)	150,000	556,000	800,000	30.1	0	0.0	1,778,000	$0
Edward B. Seidner (3)(8)	N/A	N/A	100,000	3.8	0	0.0	227,000	$0
Leslie Falchook (3)	50,000	200,000	0	0.0	0	0.0	0	$0
Kevin Mattler (3)(11)	50,000	198,638	30,000	1.1	0	0.0	56,700	$0
____________________

(1)	The value of unexercised in-the money options at fiscal year end assumes a fair market value for our common stock of $5.79, the closing sale price per share of our common stock as reported on the American Stock Exchange on August 26, 2006, less the exercise price of each option.

(2)	Includes 167,662 options granted on August 10, 2000 at an exercise price of $2.25 per share.

(3)	All options were granted at an exercise price at least equal to the market value of the underlying common stock on the date of grant.

(4)	Includes 50,000 options granted to Mr. Abada on May 6, 1997 at an exercise price of $2.00 per share.

(5)	Includes 300,000 options granted to Mr. Abada on August 15, 1999 at an exercise price of $3.51 per share.

(6)	Includes 300,000 options granted to Mr. Greenfield on January 12, 2001 at an exercise price of $3.52 per share.

(7)	Includes 150,000 options granted to Mr. Abada on January 12, 2001 at an exercise price of $3.52 per share.

(8)	Includes 100,000 options granted to Mr. Seidner on January 12, 2001 at an exercise price of $3.52 per share.

(9)	Includes 300,000 options granted to Mr. Greenfield on November 25, 2002 at an exercise price of $3.90 per share.

(10)	Includes 300,000 options granted to Mr. Abada on November 25, 2002 at an exercise price of $3.90 per share.

(11)	Includes 30,000 options granted to Mr. Mattler on November 25, 2002 at an exercise price of $3.90 per share.

(12)	Includes 233,333 options granted to Mr. Greenfield on November 11, 2004 at an exercise price of $3.52 per share.

Employment Agreements

     Messrs. Greenfield and Abada each entered into an employment agreement with us for a five-year period commencing August 15, 1999. Each agreement was automatically renewed for a one-year period on the third and fourth anniversaries of the effective date and shall automatically renew for an additional year on each anniversary thereafter, absent notice of termination by the executive or us.

     In consideration for his service as Chief Executive Officer, Mr. Greenfield receives a salary of not less than $400,000 per year, which increases annually in accordance with the terms of his agreement. In consideration for his service as Chief Financial Officer, Chief Operating Officer and President, Mr. Abada receives a salary of not less than $400,000 per year for the first three years of his employment term and not less than $500,000 per year thereafter, which increases annually in accordance with the terms of his agreement. Each agreement also provides for annual bonus compensation and participation in all compensation programs that we establish, including participation in our stock option plans.

     Each agreement allows us or the employee to terminate the agreement upon written notice, and contains other provisions for termination by the company for “cause,” or by the employee for “good reason” (as these terms are defined in such employment agreements). Early termination may, in some circumstances, result in a lump sum payment of three times the executive’s annual salary in effect and the bonus earned for the fiscal year in which the termination occurs, plus continuation of employee welfare benefit plans for three years. Each agreement includes non-competition, non-solicitation and non-disparagement covenants.

Director Compensation

     Non-employee directors currently receive a fee of $10,000 per year, plus $500 per meeting attended, which fees amounted to an aggregate of $43,500 in fiscal 2006. In addition, Edward Bohn was paid $50,000 in connection with his service as Chairman of the Audit Committee during fiscal 2006. Directors are reimbursed for out-of-pocket expenses incurred in connection with their services and awarded stock options annually. During fiscal 2005, Messrs. Bohn, Coyle and Berman were granted 50,000, 50,000 and 25,000, respectively, options to purchase shares of our common stock at an exercise price of $3.52 per share.

Compensation Committee Interlocks and Insider Participation.

     During fiscal 2006, none of our officers or employees participated in deliberations of the Board of Directors concerning executive officer compensation. None of our officers or employees serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Report of the Board of Directors Regarding Executive Compensation

     In September 2003, the Board of Directors of Jennifer Convertibles designated and appointed a Compensation and Option Committee (the “Committee”) to replace its former Stock Option Committee. The Compensation and Option Committee consists of Edward Bohn, Kevin Coyle and Mark Berman. The role of the Committee is to determine the compensation for executive officers and for other key employees, both on an individual and group basis, and to act as the administrator of the Jennifer Convertibles 2003 Stock Option Plan, which includes the authority to grant to our employees, directors and consultants options to purchase our common stock. Edward Bohn, Kevin Coyle and Mark Berman are “independent” as defined in Section 121(A) of the American Stock Exchange original listing requirements.

     Prior to the formation of the Committee, decisions regarding the compensation of executive officers were made by the entire Board of Directors, except that when the compensation of an executive officer that is also a director was being decided, such director did not participate in the consideration or decision regarding his compensation. The Board also evaluated the performance of, and determined compensation policies and levels for, executive officers. Furthermore, while the former Stock Option Committee administered our stock option plans and was authorized to grant options to non-management employees and consultants, the full Board reviewed and approved all option grants for executive officers and directors, as well as options granted outside of such plans.

     Executive compensation policy. In order to retain qualified personnel, we must offer a total compensation package that has the potential for substantial rewards for our long-term success. Our aim is to retain and reward executive officers and other key employees who contribute to our success and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Committee has adopted a total compensation package comprised of base salary, annual bonus and stock option awards. Key elements of the compensation philosophy are:

  We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  We provide significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees.

     Determining executive compensation. The compensation for our principal executive officer and principal financial officer is governed by the terms of preexisting employment agreements with each of these individuals. With respect to the annual salaries of our other executives, the Committee reviews how well these executives are serving Jennifer Convertibles’ goals and determines annual compensation for the coming year. The Committee also reviews the performance of each executive officer and the financial condition of the company. The Committee then considers the following major components of executive compensation for all executive officers (including the principal executive officer and principal financial officer, with respect to the Committee’s determining of their annual bonus and stock option awards):

     Base salary. Each executive officer receives a salary based on the executive’s experience, qualifications and performance. The Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices. With respect to the principal executive officer and principal financial officer, the Committee adheres to the terms of their respective employment agreements in its determination of the base salaries of these individuals. Absent the existence of an employment agreement that provides for salary increases, base salaries will only increase if each executive’s historical performance warrants an increase and if the increase is prudent in view of our financial condition.

     Annual bonus. In addition to the base salary, we may reward executives each year for the achievement of financial or operational goals. Our decisions with respect to cash bonuses also take into account our liquidity and capital resources at the time. We paid bonuses to two of our executive officers during fiscal 2006 as set forth in the Summary Compensation Table in this proxy statement. Kevin Mattler’s bonus was based on the profitability of home delivery operations during fiscal 2006. Les Falchook was paid a bonus for serving as a general manager.

     Additional Compensation. At present, we also grant options pursuant to our 2003 Stock Option Plan. We do not have a defined benefit pension plan, and contributions to executives’ accounts under our 401(k) plan are limited by federal tax regulations. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plan is at least 100% of the fair market value of our common stock on the date of grant. Employees receive value from these grants only if the common stock appreciates over the long-term. In determining persons who receive options and the number of shares to be covered by each option, the Committee considers the person’s position, responsibilities, service, accomplishments, present and future value to the company, the anticipated length of his or her future service and other relevant factors.

     Fiscal Year 2006 Compensation. During the fiscal year ended August 26, 2006, we continued compensation under our employment agreements with Mr. Greenfield and Mr. Abada, with cost of living increases in their base salaries as called for in their respective agreements. On November 7, 2004, Mr. Greenfield and Mr. Abada voluntarily reduced their annual salaries by $90,700 and $192,800, respectively. Effective August 28, 2005, such persons began receiving their salaries at their pre-reduction levels. Any stock option grants for the executive officers reflect their achievement of corporate and operational goals.

     The salary for our Chief Executive Officer, Harley J. Greenfield, during the last fiscal year was determined in accordance with our employment agreement with him, effective as of August 15, 1999. Any stock options granted to Mr. Greenfield were determined in accordance with the criteria described above under, “Determining Executive Compensation.” Mr. Greenfield’s compensation reflects the Committee’s subjective assessment of (1) his performance, (2) his skills in relation to other chief executive officers in the retail furniture industry, and (3) the Board’s assessment of Jennifer Convertibles’ performance.

SUBMITTED BY THE COMPENSATION AND OPTION COMMITEE:

Edward G. Bohn, Chairman
Kevin J. Coyle
Mark Berman

Performance Graph

     The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on August 31, 2001 and ending on August 31, 2006 (as measured by dividing (A) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period; by (B) our stock price at the beginning of the measurement period) with the cumulative total return of The NASDAQ Stock Market (U.S.) Index and the S&P Home Furnishings SuperCap Index during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG JENNIFER CONVERTIBLES, INC., THE NASDAQ STOCK MARKET (U.S)
INDEX
AND THE S & P HOME FURNISHINGS SUPERCAP INDEX

	8/01	8/02	8/03	8/04	8/05	8/06
JENNIFER CONVERTIBLES, INC.	100.00	200.00	198.54	141.46	111.22	297.56
NASDAQ STOCK MARKET (U.S.)	100.00	73.93	97.80	101.92	120.63	126.95
S & P HOME FURNISHINGS SUPERCAP	100.00	105.24	122.10	127.31	127.09	119.32

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require us to disclose late filings of reports of stock ownership and changes in stock ownership by our directors, officers and ten percent stockholders. To our knowledge, based solely on our review of (a) the copies of such reports and amendments thereto furnished to us and (b) written representations that no other reports were required, during our fiscal year ended August 26, 2006 all of the filings for our officers, directors, and ten percent stockholders were made on a timely basis, with the exception of (i) Harley J. Greenfield, who filed one late report reporting one transaction, (ii) Edward Seidner, who filed one late report reporting one transaction and (iii) Kevin Mattler, who filed one late report reporting two transaction.

CORPORATE CODE OF CONDUCT AND ETHICS

     We have adopted a Corporate Code of Conduct and Ethics (the “Code”) that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the Code is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended August 28, 2004. Disclosure regarding any amendments to, or waivers from, provisions of the Code that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the American Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until November 1994, Harley J. Greenfield, Fred J. Love and Edward B. Seidner, each owned 33-1/3% of a related private company, which, together with its subsidiaries, owns or licenses certain stores (the “private company stores”). In November of 1994, Messrs. Greenfield and Seidner sold their interests in the related private company for long-term notes and options to purchase shares of our common stock owned by Mr. Love and the related private company, which resulted in Mr. Love beneficially owning 100% of the private company. Mr. Love passed away in October 2004 and Jonathan Warner has been appointed as the trustee of Mr. Love’s estate. Jane Love, Mr. Greenfield’s sister, is currently acting as the interim President of the private company. The private company is responsible for the warehousing for our stores, and the private company stores, and leases and operates the warehouse facilities for such stores. Until December 31, 1993, the private company was also responsible for purchasing and certain advertising and promotional activities for our owned stores, our licensed stores and the private company stores. Effective January 1, 1994, we assumed the responsibility for purchasing and advertising for our stores. The private company is responsible for a share of all advertising production costs and costs of publication of promotional material within the New York area. Until October 28, 1993, a corporation of which Messrs. Greenfield, Seidner and Love each owned 33-1/3%, owned the trademarks “Jennifer Convertibles” and “With a Jennifer Sofabed, There’s Always a Place to Stay.” On October 28, 1993, these trademarks were assigned to us from such corporation for nominal consideration, and we agreed to license such trademarks to the private company in New York, as described below. Mr. Love was, and until November 1994, Mr. Seidner was, an executive officer and director of the private company.

     As noted above, in November 1994, Mr. Greenfield and Mr. Seidner sold their interests in the private company in exchange for long-term promissory notes from the private company and options to purchase shares of our common stock that were owned by the private company and Mr. Love. These notes are due in December 2023. Only interest was payable on the notes until December 1, 2001 and, thereafter, principal is payable on a monthly basis through the maturity date. The aggregate principal amount of the notes is $10,273,204, of which $5,136,602 is owed to Mr. Greenfield and $5,136,602 is owed to Mr. Seidner. The notes bear interest at a rate of 7.5% per annum, although a portion of such interest was deferred for a period of time. During the fiscal year ended August 28, 2004, Mr. Greenfield and Mr. Seidner each received approximately $360,000 in interest on their promissory notes from the private company. On November 21, 2005, Greenfield and Seidner purchased from the private company (through one of its subsidiaries) an aggregate of 200,000 shares (100,000 shares each) of our common stock for an aggregate purchase price of $500,000 ($250,000 each), with such purchase price being set-off and applied to outstanding, unpaid interest owed to Greenfield and Seidner by the private company. The notes are secured by a security interest in the private company’s personal property. Mr. Love’s personal guaranty of the notes was released by Messrs. Greenfield and Seidner in connection with the tentative settlement of the litigation between the private company and us. The options held by Mr. Greenfield and Mr. Seidner to purchase the Jennifer Convertibles common stock owned by the estate of Mr. Love and the private company referred to above were exercisable at a price of $15.00 per share until they expired on November 7, 2004, for an aggregate of 585,662 shares of such common stock, of which 292,831 options were owned by Mr. Greenfield and 292,831 by Mr. Seidner. In addition, Mr. Greenfield and Mr. Seidner each owe significant amounts to the private company.

     On February 4, 2005, the United States District Court for the Eastern District of New York issued an Order and Final Judgment approving the settlement of certain previously disclosed derivative litigation actions commenced against us and a number of our affiliates and other related parties in December 1994. In connection with the settlement, the court approved a series of agreements (the “Settlement Agreements”) that we entered into with the private company on July 6, 2001, which were designed to settle the derivative actions amongst the private company, certain of our current and former officers and directors, former accounting firms and ourselves. We had been operating under an Interim Operating Agreement designed to implement certain provisions of the Settlement Agreements. Effectiveness of the Settlement Agreements was subject to certain conditions, including the court’s approval. We took the additional steps necessary to consummate the settlement and thereby effectuated the Settlement Agreements on April 30, 2005.

     The material terms of the Settlement Agreements are as follows:

     Pursuant to a Warehouse Transition Agreement, the private company transferred to us the assets related to the warehouse system formerly operated by the private company and we assumed responsibility for the leases and other costs of operating the warehouse. Pursuant to computer hardware and software agreements, we also assumed control of and responsibility for the computer system used in the operations of the warehouse systems and stores while providing the private company with access to necessary services.

     Pursuant to a Warehousing Agreement, we are obligated to provide warehouse services to the private company of substantially the type and quality that the private company formerly provided to us. During the first five years of the agreement through April 30, 2010, we will receive a fee of 2.5% on the net sales price of goods sold by the private company for up to $27,640,000 in sales, and 5% on net sales over $27,640,000. After April 30, 2010, we will receive a fee of 7.5% of all net sales by the private company. In addition, during the full term of the agreement, we will receive a fee for fabric protection and warranty services at the rate we were being charged, subject to documented cost increases. On May 8, 2003, the private company and we entered into an Amendment No. 2 to the Warehousing Agreement. The parties agreed to increase the amount we charge to the private company for fabric protection by one third of the increase charged by the private company’s stores to its customers for like services. In turn, the parties agreed that the $600,000 annual payment to be paid to the private company by us at the end of our fiscal years ending August 30, 2003, August 28, 2004 and August 25, 2005 shall be adjusted on an annual basis, upwards or downwards, by $50,000 for each $1,000,000 by which our revenues from the sale of fabric protection and related warranties from all customers, including private company customers exceed, or are less than, $11,000,000. On November 18, 2005, we entered into Amendment No. 3 to the Warehousing Agreement with the private company and the parties agreed to extend the terms of the agreement through August 30, 2008.

     Pursuant to a Purchasing Agreement, we will continue to purchase merchandise for ourselves and the private company on substantially the same terms as our current terms, except that the private company will have 85 days to pay the amounts due.

     We also received, for no cost, the limited partnership interests in limited partnerships currently operating 44 stores. We owned the general partnership interest in such wholly owned limited partnerships. During fiscal 2006, the limited partnerships were dissolved and their assets were transferred on a tax-free basis to subsidiaries of ours. The operations of these stores are currently included in our consolidated financial statements, which are part of our Annual Report on Form 10-K for the fiscal year ended August 26, 2006. Accordingly, this will not materially impact our financial statements.

     Under a Management Agreement and License, we are responsible for managing the sales of the private company’s stores so that the stores will be substantially the same as our own stores, provided that, the private company is not obligated to spend more than $25,000 per store or $100,000 in any 12-month period on maintenance and improvements to its stores. If the private company’s sales for the period beginning January 1, 2002 and ending on August 30, 2003 had exceeded $45,358,000, we would have received a management fee of 48% of the excess. Thereafter, if the private company’s sales exceed $27,640,000 in any 12-month period commencing August 31,

2003, we will receive a management fee of 10% of any excess of amounts up to $29,640,000, and 48% of any excess for amounts over $29,640,000 for that 12-month period. On November 18, 2004, the Management Agreement and License, pursuant to which the Company is required to make such payments to the private company, was amended such that the private company agreed to waive its rights to receive the payments described above during the period commencing January 1, 2005 through August 31, 2007. This waiver also covered any payments during such period in the event that the settlement agreements are approved by the court and become effective during such period. On October 13, 2006, the Company entered into Amendment No. 4 to Management Agreement and License (“Amendment No. 4”), pursuant to which any future or prior shortfall payments that may be due to or from the Private Company, were eliminated.

     The private company has agreed to limit the number of its stores in the New York City area to a total of 30, one of which may be a clearance store for the sale of damaged or discontinued merchandise and floor samples. We have the right to open an unlimited number of stores in New York and will pay to the private company a royalty of $400,000 per year, which includes stores already open in New York. On November 18, 2004, the Management Agreement and License, pursuant to which we are required to make such royalty payments to the private company, was amended such that the private company has agreed to waive its rights to receive from us such annual royalty payment during the period commencing January 1, 2005 through April 30, 2005, the date on which court approval was granted.

     Because we may negatively impact the private company’s sales by opening additional stores of our own in New York and because we are managing the private company’s stores, we agreed to pay the private company 10% of the amount by which its net sales are less than $45,358,000 for the period beginning January 1, 2002 and ending on August 30, 2003, provided that, if their net sales had fallen below $42,667,000 for that period, we would have been obligated to pay the private company 15% of the shortfall amount, provided further that, such amounts, together with amounts we paid for advertising if the private company’s sales had dropped below $45,358,000 for the same period, were not to exceed $4,500,000 in the aggregate. Thereafter, we agree to pay the private company 10% of the amount by which their yearly net sales for any period beginning August 31, 2003 are below $27,640,000, provided that, if their yearly net sales fall below $26,000,000, we will pay the private company 15% of such shortfall amount, provided further, that such amounts, together with amounts we may pay for advertising if the private company’s sales drop below $27,640,000, shall not, in the aggregate, exceed $2,700,000 in any such 12 month period. On November 18, 2004, the Management Agreement and License, pursuant to which the Company is required to make such payments to the private company, was amended such that the private company agreed to waive its rights to receive the payments described above during the period commencing January 1, 2005 through August 31, 2007. This waiver also covered any payments during such period in the event that the settlement agreements are approved by the court and become effective during such period. On October 13, 2006, the Company entered into Amendment No. 4 to Management Agreement and License (“Amendment No. 4”), pursuant to which any future or prior shortfall payments that may be due to or from the Private Company, were eliminated.

     The private company shall contribute $125,750 per month to advertising, provided that such amount shall be reduced by the lesser of $80,000 or 1% of our sales in New York (other than sales of leather furniture and sales from six stores in New York that we have owned for many years). Messrs. Greenfield and Seidner, each an officer, director and principal stockholder of our company, had agreed to be responsible for up to an aggregate of $300,000 of amounts due under these provisions in each year. The agreement with Messrs. Greenfield and Seidner was terminated effective July 16, 2003 and they were not required to pay a contribution of $188,000 for the year ended August 30, 2003.

     The private company has the right to close stores and, if it does, we have the right to purchase them for the cost of the related inventory (typically, approximately $50,000) and, subject to obtaining any necessary landlord’s consent, continue the operations of the stores for our own account. The closing of stores by the private company does not affect our obligation to pay the private company for shortfalls in its sales.

     The Management Agreement and License expires in 2049 and may be terminated by an arbitrator for material breach. Such agreement also terminates upon purchase by us of the private company’s stores pursuant to the option agreement described below. If terminated for a reason other than a purchase, we would be obligated not to sell furniture other than leather furniture in New York, except in certain counties, and, accordingly, would have to either sell our Jennifer Convertibles stores to the private company, close them or convert them to Jennifer

Leather stores. In addition, in the event of such termination, we would have to make up certain shortfalls, if any, in the private company’s sales in cash or by delivery of stores in New York that meet certain sales volume requirements.

     In settlement of certain disputes for amounts due us from the private company, the private company executed three notes to us in the aggregate principal amount of $2,600,000, plus amounts owed at the closing date for purchasing and other services, including a note in the principal amount of $200,000, which is due over three years and bears interest at 6% per annum, a note in the principal amount of $1,400,000, which is due over five years and bears interest at 6% per annum, and a note for the remaining principal amount, which is due, with respect to the amount in excess of $1 million, if any, within ninety days, and with respect to the balance, if any, over five years without interest. As of October 20, 2005, we collected in full the $2,600,000 in principal on the notes.

     Pursuant to an Option Agreement, we will receive the option to purchase the assets relating to the private company’s stores for a period of 10 years beginning on April 30, 2015 at a purchase price starting at $8,125,000, plus the assumption of approximately $5,000,000 in principal of notes due to Messrs. Greenfield and Seidner, and decreasing over the term of the option. If we exercise the option agreement, the private company will enter into an asset purchase agreement.

     The effect of the Settlement Agreements with the private company, including our assumption of the warehousing responsibilities, improved our operating results by $667,000 in fiscal 2006, compared to the results we would have achieved based on the same sales levels under the agreements effective prior to the Settlement Agreements.

     In addition, pursuant to the Management Agreement and License we will be able to open additional stores in New York, will manage the private company’s stores and will be subject to the possibility of having to make payments for periods commencing after January 2002, in respect of any shortfall in the private company’s sales. On November 18, 2004, the Management Agreement and License, was amended such that the private company has agreed to waive its rights to receive such payments during the period commencing January 1, 2005 through August 31, 2007. This waiver also covered any payments during such period in the event that the settlement agreements were approved by the court and become effective during such period. On October 13, 2006, the Company entered into Amendment No. 4 to Management Agreement and License (“Amendment No. 4”), pursuant to which any future or prior shortfall payments that may be due to or from the Private Company, were eliminated.

     One other consequence of operating under the Settlement Agreements is that the private company has 85 days to pay for merchandise purchased by us for the private company’s account. The extended payment terms slow our cash flow from the private company and, based on purchases by the private company, in fiscal 2006, the adverse impact on cash flow was approximately $1,400,000, compared to the amount of cash we would have received from the private company under the prior payment terms of 30 days from invoice.

     A monitoring committee has been established to review, on an on-going basis, the relationships between the private company and us in order to avoid potential conflicts of interest between us. The monitoring committee consists of two persons, Kenneth Grossman, one of the parties objecting to the original settlement between the private company and us, and Edward G. Bohn, a current member of our Board of Directors. The monitoring committee will remain in effect for five years through April 30, 2010.

     As of August 26, 2006, the private company owed to us $4,369,000 for current charges for fiscal 2006, which have since been fully paid.

     Prior to the agreements signed in July 2001, the following agreements were in effect:

     Pursuant to a license agreement between the private company and us, the private company had the perpetual, royalty-free right to use, sublicense and franchise the use of the trademarks “Jennifer Convertibles,” with “Jennifer Sofabeds, There’s Always a Place to Stay” in the state of New York. The license is exclusive in that territory, and subject to certain exceptions, including nine stores operated by us in New York on a royalty-free basis and up to two additional stores that the private company has agreed may be opened in New York on a royalty-free basis.

     The private company provided certain warehouse facilities and related services, including arranging for goods to be delivered to such facilities and to customers pursuant to a warehousing agreement between the private company and us. The private company also provided fabric protection services, including a lifetime warranty, to our customers and our licensees.

     By agreement dated November 1, 1995, the private company and we agreed as to certain amounts owed to each other, as of August 26, 1995, as well as amounts owed by certain of our consolidated licensees other than Southeastern Florida Holding Corp., which we refer to as the “Private Licensees.” In addition, the private company agreed to assume the obligations of the Private Licensees referred to above and to offset the amounts owed to us by the private company against the amounts owed to the private company by us. Pursuant to the Offset Agreement dated March 1, 1996, we agreed to continue to offset, on a monthly basis, amounts owed by the private company and the Private Licensees to us for purchasing, advertising, and other services and matters against amounts owed by us to the private company for warehousing services, fabric protection, freight and other services and matters.

     Before May 26, 2001, the private company was responsible for all fabric protection warranty claims, and all fabric protection revenue was recognized when the sale was delivered. After May 26, 2001, as a result of the execution of the Interim Operating Agreement, we became responsible for all fabric protection claims, and revenue from the sale of fabric protection is recognized over the estimated service period. The result was that fabric protection revenue that we would have recognized as revenue immediately was treated as deferred income on our balance sheet and, if not for the amendment to the agreement with the private company referred to in the following paragraph, would have been recognized in proportion to the costs expected to be incurred in performing services under the plan.

     As this accounting treatment was an unintended result of the Interim Operating Agreement, we entered into an amendment to such agreement with the private company pursuant to which, for a payment of $400,000 payable in eight installments of $50,000, the private company became responsible for fabric protection claims made after June 23, 2002 as to previously sold merchandise and, for $50,000 per month, subject to adjustment based on the annual volume of sales of the fabric protection plans, the private company is responsible for fabric protection claims made with respect to all merchandise sold between June 23, 2002 and August 28, 2004, subject to an extension of the term at our option through August 27, 2005, which we exercised on June 24, 2004. On November 18, 2005, we entered into Amendment No. 3 to the Warehousing Agreement with the private company and the parties agreed to extend the terms of such agreement through August 30, 2008.

Additional Matters

     From time to time, the private company and we use the services of Wincig & Wincig, a law firm of which Bernard Wincig, one of our former directors and a stockholder, is a partner. Mr. Wincig and his firm received approximately $77,000 of legal fees from us and no amounts from the private company during the fiscal year ended August 26, 2006.

     In March 1996, we executed a Credit and Security Agreement with our principal supplier and a major stockholder, Klaussner Furniture Industries, Inc. (Klaussner) which extended the payment terms for merchandise shipped from 60 days to 81 days. Since February 1999, we have not exceeded these 81-day payment terms. As of August 26, 2006, there were no amounts owed to Klaussner that violated these extended terms. On December 11, 1997, the Credit and Security Agreement was modified to include a late fee of .67% per month for invoices paid by us beyond the normal 60-day terms. This provision became effective in January 1998. As part of the Credit and Security Agreement, we granted to Klaussner a security interest in all of our assets including the collateral assignment of our leasehold interests, our trademarks and a licensee agreement to operate our business in the event of our default. In May 2003, as a result of our improved financial condition, we executed a Termination Agreement and Release whereby Klaussner released the liens on our assets. In connection with such Termination Agreement and Release, a credit line, which Klaussner had made available to us in December 1999, whereby Klaussner agreed to lend us $150,000 per new store for up to 10 new stores was also terminated. The credit line had never been drawn upon.

     During the fiscal year ended August 26, 2006, we purchased approximately 22% of our merchandise from Klaussner.

     In fiscal 2006, Klaussner gave us $466,000 of allowances for a repair program.

     On December 15, 2004, Klaussner granted to Harley Greenfield options to purchase 2,106 shares of our Series A Preferred Stock, par value $.01, at an exercise price of $712.25 per share. The options are convertible into an aggregate of 300,000 shares of our common stock and expire on November 30, 2009. The options were granted in order to provide Mr. Greenfield with an incentive to remain our Chief Executive Officer

     On March 30, 2005, in connection with the settlement of the derivative litigation, we executed a five-year consulting agreement with Kenneth Grossman, a principal stockholder and one of the parties objecting to the original settlement between the private company and us. Pursuant to the agreement, the individual shall perform consulting services including, among other things, providing advice with respect to the operation and financing of our business; assisting us in identifying and communicating with potential market makers and investors; assisting us with strategic planning and capital-raising activities; identifying potential strategic partners; and serves as a member of he monitoring committee. In consideration for his services, the individual is to be paid a fee of $50,000 per annum and was issued a warrant to purchase 150,000 shares of our common stock, at an exercise price of $2.37 per share. The warrant expires ten years from the date of issuance and vests as follows: 50,000 shares upon issuance, 50,000 shares on the first anniversary thereof, and 50,000 shares on the second anniversary thereof. The warrant will become fully vested if the closing price of our common stock exceeds $7.00 per share for five consecutive trading days. On October 30, 2006, the warrants became fully vested since the Company’s common stock exceeded $7.00 for five consecutive days.

PROPOSAL 1: ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     At the time of the Annual Meeting, the Board of Directors will consist of five incumbent members who are seeking to be elected at the meeting to serve until the next annual meeting or special meeting of stockholders at which a new Board of Directors is elected and until their successors shall have been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy. Each of the nominees is currently one of our directors.

     The Board of Directors has nominated Harley J. Greenfield, Edward G. Bohn, Kevin J. Coyle, Rami Abada and Mark Berman for election as our directors.

Required Vote

     The approval by a plurality of votes cast is required for the election of directors; therefore, the five nominees receiving the most votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE FIVE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS IN THIS PROXY STATEMENT.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF EISNER LLP
AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

     We recommend voting FOR the ratification of the appointment of Eisner LLP as our independent registered public accountants (independent auditors) for the fiscal year ending August 25, 2007. Eisner LLP served as our independent registered public accountants for the fiscal years ended August 26, 2006, August 27, 2005 and August 28, 2004. We have requested that a representative of Eisner LLP attend the meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by Eisner LLP for the audit of our annual financial statements for the fiscal years ended August 26, 2006 and August 27, 2005, and fees billed for other services rendered by Eisner LLP during those periods.

	2006	2005
Audit fees (1)	$271,000	$232,200
Audit related fees (2)	9,500	15,695
Tax fees	0	0
All other fees	0	0
Total	$280,000	$247,895
____________________

(1)	Audit fees consisted of audit work performed in the audit of our annual financial statements and review of financial statements included in our quarterly reports filed with the Securities and Exchange Commission.

(2)	Audit related fees consisted principally of assistance in connection with certain SEC filings in 2006 and the interpretation of a comment letter that we received from the SEC regarding our annual financial statements for fiscal 2004 in 2005.

     Policy on Audit Committee Pre-Approval of Audit and
     Permissible Non-audit Services of Independent Registered Public Accountants

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

     Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Audit Committee for approval.

     1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

     2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

     3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

     4. Other Fees are those associated with services not captured in the other categories.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     Our Audit Committee pre-approved the retention of Eisner LLP for all audit, audit-related and tax services described above during fiscal 2006.

     In the event that ratification of the appointment of Eisner LLP as our independent registered public accountants is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Report of the Audit Committee

     We have reviewed and discussed the audited financial statements for the fiscal year ended August 26, 2006 with the Company’s management and have discussed with Eisner LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”. In addition, we have received from Eisner LLP the written disclosures and the letter required by the Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”, and we have discussed with Eisner LLP their independence.

     Based on these reviews and discussions, we recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 26, 2006.

SUBMITTED BY THE AUDIT COMMITTEE:

Mark Berman
Edward G. Bohn, Chairman
Kevin J. Coyle

Required Vote

     The approval of a majority of the shares present in person or represented by proxy and entitled to vote, assuming a quorum, at the Annual Meeting, is required for ratification of the appointment of independent auditors and public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 25, 2007.

PROPOSAL 3: ADOPTION OF 2006 EQUITY INCENTIVE PLAN

     On December 18, 2006, our Board of Directors unanimously approved, subject to your approval at the meeting the adoption of the 2006 Equity Incentive Plan. The 2006 Plan will allow for the issuance of up to 600,000 shares of our common stock pursuant to awards granted under the 2006 Plan, 300,000 of which were previously authorized but will not be issued under our 2003 Stock Option Plan. If the 2006 Plan is approved, our 2003 Stock Option Plan will terminate and all outstanding options under our 2003 Stock Option Plan will remain in effect, but no additional option grants may be made.

     Approval by our stockholders of the 2006 Plan is required by the listing rules of the American Stock Exchange. It is also being submitted to you for approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our 2006 Plan by complying with Rule 162(m) of the Code. Our Board of Directors believes that the approval of our 2006 Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make other types of equity awards in addition to stock options, in light of the recent changes in tax and accounting rules relating to equity-based compensation.

     The 2006 Plan is intended to replace our 2003 Stock Option Plan and 300,000 of the shares available for future issuance under our 2003 Stock Option Plan will become available for grant and subject to the terms of the 2006 Plan and are included in the 600,000 shares that we are asking be authorized under the 2006 Plan. However, any shares that are presently subject to outstanding options under our 2003 Stock Option Plan but which become unissued on or after the date that this 2006 Plan is approved by you upon the cancellation, surrender or termination of such option, shall be added to the 600,000 authorized under the 2006 Plan to be available for future issuance; provided, however, that no more than 316,667 shares, approximately the number of options currently issued and outstanding under our 2003 Stock Option Plan, shall be added to our 2006 Plan pursuant to this provision. In addition, generally shares of common stock reserved for awards under the 2006 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. No participant may receive awards for more than 200,000 shares of common stock in any fiscal year under our 2006 Plan.

     Our Board, the Compensation and Option Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2006 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the 2006 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes adoption of the 2006 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the 2006 Plan.

     The following is a brief summary of the 2006 Plan. This summary is qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Material Features of our 2006 Plan

     The 2006 Plan will allow us, under the direction of our Compensation and Option Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards, including awards of restricted stock units, to employees, consultants and directors (approximately 50 people) who, in the opinion of the Compensation and Option Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2006 Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.

     Stock Options. Stock options granted under the 2006 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

     Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

     Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

     During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

     Other Stock-Based Awards. The 2006 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock units in which shares of our common stock are not issued until the performance or vesting period is satisfied. We intend to issue restricted stock units under the 2006 Plan to certain of our employees that will give the holder of the restricted stock unit the right to receive shares of common stock only if our stock price equals or exceeds $10.00 per share and the employee is still employed at the Company.

     In accordance with the terms of our 2006 Plan, our Board of Directors has authorized our Compensation and Option Committee to administer the 2006 Plan. The Compensation and Option Committee may delegate part of its authority and powers under our 2006 Plan to one or more of our directors and/or officers, but only the Compensation and Option Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2006 Plan, our Compensation and Option Committee will determine the terms of awards, including:

  which employees, directors and consultants will be granted awards;

  the number of shares subject to each award;

  the vesting provisions of each award;

  the termination or cancellation provisions applicable to awards; and

  all other terms and conditions upon which each award may be granted in accordance with the 2006 Plan.

     In addition, our Compensation and Option Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2006 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

     If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2006 Plan, as to some or all outstanding awards:

  provide that all outstanding options shall be assumed or substituted by the successor corporation;

  upon written notice to a participant provide that the participant’s unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options (all options being made fully vested and immediately exercisable prior to their termination), in exchange for the termination of such options; and

  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

     Our 2006 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required by the rules of the American Stock Exchange, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. Our 2006 Plan expires on December 17, 2016.

Federal Income Tax Consequences

     The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2006 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options. A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income.

Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under our 2006 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

     The amounts of future grants under the 2006 Plan are not determinable as awards under the 2006 Plan and will be granted at the sole discretion of the Compensation and Option Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2006 Plan or the amount or of any such awards. We do in the near future expect to grant to certain employees restricted stock units that will be outstanding for ten years and will vest if the closing price of our common stock equals or exceeds $10.00 per share and the individual is still employed by the Company on that date.

     On December 18, 2006, the closing market price per share of our common stock was $5.15, as reported by the American Stock Exchange.

     For these reasons, the Board of Directors has recommended adopting our 2006 Equity Incentive Plan. The affirmative vote of a majority of shares of common stock present or represented by proxy at the Meeting is required for the adoption of our 2006 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3 TO APPROVE THE ADOPTION OF THE JENNIFER CONVERTIBLES, INC. 2006 EQUITY INCENTIVE PLAN.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at our 2008 Annual Meeting of Stockholders must be received at our offices at: Jennifer Convertibles, Inc., 419 Crossways Park Drive, Woodbury, New York 11797, Attention: Secretary, no later than October 16, 2007, for inclusion in our proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable SEC rules and regulations. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, management proxies may offer discretionary authority to vote on matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934.

     If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by November 20, 2007, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of Secretary, Jennifer Convertibles, Inc., 419 Crossways Park Drive, Woodbury, New York 11797

OTHER MATTERS

     The Board is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of Jennifer Convertibles.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

     WE ARE PROVIDING HEREWITH, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED AUGUST 26, 2006, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 26, 2006, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, JENNIFER CONVERTIBLES, INC., 419 CROSSWAYS PARK DRIVE, WOODBURY, NEW YORK 11797, AND THE COMPANY’S TELEPHONE NUMBER AT SUCH OFFICE IS (516) 496-1900.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

Harley J. Greenfield
Chairman and Chief Executive Officer
December 21, 2006

APPENDIX A

JENNIFER CONVERTIBLES, INC.

2006 EQUITY INCENTIVE PLAN

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Jennifer Convertibles, Inc. 2006 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.01 par value per share.

Company means Jennifer Convertibles, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Jennifer Convertibles, Inc. 2006 Equity Incentive Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2. PURPOSES OF THE PLAN.

     The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3. SHARES SUBJECT TO THE PLAN.

     (a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 600,000, plus (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2003 Stock Option Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after the date of approval of this Plan by the stockholders, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan provided, however, that no more than 316,667 Shares shall be added to the Plan pursuant to subsection (ii).

     (b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4. ADMINISTRATION OF THE PLAN.

     The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 200,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub- plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

     To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5. ELIGIBILITY FOR PARTICIPATION.

     The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. TERMS AND CONDITIONS OF OPTIONS.

     Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

	i.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

	ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

	iii.	Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

	iv.	Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

		A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

		B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

b.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

	i.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

	ii.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

		A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

		B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

	iii.	Term of Option: For Participants who own:

		A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

		B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

	iv.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7. TERMS AND CONDITIONS OF STOCK GRANTS.

     Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)	Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8. TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

     The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9. EXERCISE OF OPTIONS AND ISSUE OF SHARES.

     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

     The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

     The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

     The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10. ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

     A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

     The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

     The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11. RIGHTS AS A SHAREHOLDER.

     No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

     By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

     Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14. EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

     Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.	Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

     Except as otherwise provided in a Participant’s Option Agreement:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.	A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.	The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16. EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

     Except as otherwise provided in a Participant’s Option Agreement:

a.	In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

	(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

	(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.	If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17. EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

     In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

     For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

     In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.	Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

     The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21. EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22. PURCHASE FOR INVESTMENT.

     Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

     Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24. ADJUSTMENTS.

     Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a.	Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

b.	Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (all Options being made fully vested and immediately exercisable prior to their termination for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (all Options being made fully vested and immediately exercisable for purposes of this Subparagraph) over the exercise price thereof.

     With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

c.	Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d.	Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

e.	Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in

Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25. ISSUANCES OF SECURITIES.

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26. FRACTIONAL SHARES.

     No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

     The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28. WITHHOLDING.

     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

     Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30. TERMINATION OF THE PLAN.

     The Plan will terminate on December 17, 2016, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31. AMENDMENT OF THE PLAN AND AGREEMENTS.

     The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32. EMPLOYMENT OR OTHER RELATIONSHIP.

     Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33. GOVERNING LAW.

     This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

JENNIFER CONVERTIBLES, INC.
419 CROSSWAYS PARK DRIVE
WOODBURY, NY 11797

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Jennifer Convertibles, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JENCV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
JENNIFER CONVERTIBLES, INC.

Vote On Directors
1.	To elect a Board of Directors to serve until the 2008 Annual Meeting of Stockholders: Nominees: 01) Harley J. Greenfield			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	02) 03) 04) 05)	Edward G. Bohn Kevin J. Coyle Rami Abada Mark Berman		☐	☐	☐

Vote On Proposal								For	Against	Abstain

2.	To ratify the appointment of Eisner LLP as the independent registered public accountants for the Company for the fiscal year ending August 25, 2007.							☐	☐	☐

3.	To consider and act upon a proposal to adopt our 2006 Equity Incentive Plan.							☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE:

Please mark, date and sign exactly as name(s) appear(s) on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executives, administrators, trustees, etc. should state full title or capacity. Joint owners should each sign.

Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)			Date

JENNIFER CONVERTIBLES, INC.

Annual Meeting of Stockholders
February 6, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Jennifer Convertibles, Inc. (“Company”) hereby constitutes and appoints Harley J. Greenfield and Rami Abada, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn, 215 Sunnyside Blvd., Plainview, New York 11803 at 10:00 a.m., Eastern time, on February 6, 2007 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)